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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2002 (June 13, 2002)

UNITED STATIONERS INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-10653 (Commission file number)	36-3141189 (I.R.S. employer identification no.)
UNITED STATIONERS SUPPLY CO. (Exact name of Registrant as specified in charter)
Illinois (State or other jurisdiction of incorporation)	33-59811 (Commission file number)	36-2431718 (I.R.S. employer identification no.)
2200 East Golf Road Des Plaines, Illinois (Address of Principal Executive Offices)		60016-1267 (Zip Code)

Registrants' telephone number, including area code: (847) 699-5000

United Stationers Inc. and United Stationers Supply Co.

Item 5.    Other Events

        On June 13, 2002, United Stationers Inc. announced that Richard W. Gochnauer will become Chief Operating Officer and a member of the Board of Directors when he joins the company on July 22, 2002.

        In addition, the company announced that Randall W. Larrimore, President and Chief Executive Officer, plans to retire in early 2003.

Item 7.    Exhibits

Exhibit 99.1

Press release issued by the company on June 13, 2002.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC. UNITED STATIONERS SUPPLY CO.
Dated: June 17, 2002	By:	/s/ KATHLEEN S. DVORAK Kathleen S. Dvorak Senior Vice President and Chief Financial Officer

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  Item 5. Other Events
  Item 7. Exhibits